EXHIBIT 10(ix)

Agreement Canceling Underwriter's Warrants

                               A G R E E M E N T


AGREEMENT made this 18th day of August, 1998 by and between Morgan Grant Capital Corp. (formerly Worthington Capital Group, Inc.) (Morgan Grant) and Xetal, Inc. (the Company).

WHEREAS, on October 1, 1996 Warrants (the Warrants) were issued by the
Company to Morgan Grant entitling the holder thereof to purchase 250,000 shares of the Companys common stock; and

WHEREAS, as of the date hereof Morgan grant and the Company are desirous of cancelling the Warrants in their entirety;

NOW THEREFORE, in consideration of the mutual agreements herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follow:

1.	As of the date hereof the Warrants are cancelled in their entirety.

2.	This Agreement has been approved by unanimous consent of the respective
Board of Directors of each of Morgan Grant and the Company.


This Agreement may be executed in multiple counterparts and on facsimile paper and by facsimile transmission as necessary. When each of the parties has signed and delivered at least one such counterpart, each counterpart will be deemed an original and, when taken together with the other signed counterpart(s), shall constitute one fully executed copy of this Agreement, which shall be binding upon and effective as to the parties according to its terms.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.


MORGAN GRANT CAPITAL CORP.



By:
Michael Christ, President



XETAL, INC.


By:
Jan Stahl,
Chief Executive Officer